Exhibit 10.2

FORM OF NOTE AMENDMENT No 2

This NOTE AMENDMENT No. 2 (this “Amendment”) is entered into as of January 14, 2010, by and among Global Telecom & Technology, Inc. (the “Company”) and the undersigned holder (the “Holder”) of the Company’s 10% promissory notes issued on October 15, 2006 and due on December 31, 2010 (the “Notes”).

RECITALS

A.           On October 15, 2006, the Company issued a Note to the Holder due December 31, 2007, which Note was amended by a Note Amendment Agreement dated November 13, 2007.

B.           The Notes, as amended, provide for subordination of the payment obligations under the Notes to certain other obligations of the Company, up to an aggregate amount of $4,000,000.

C.           The Company is engaged in acquisition activities in order to expand it’s business, and in connection therewith the Company is: (1) seeking to amend its existing credit agreement with Silicon Valley Bank in order to increase the available borrowings thereunder, (2) issuing up to $750,000 in principal amount of notes to the sellers of WBS Connect in connection with the acquisition thereof by the Company, which notes will be subordinated in right of payment to the Notes, and (3) seeking to raise up to $3,500,000 in principal amount of unsecured promissory notes due in 2011 that will be subordinated in right of payment to the Notes.

D.           In recognition of the benefits that will accrue to the Company as a result of these activities, and in recognition of the benefits that will accrue to the Holder in his capacity as a holder of Notes, the Company and the Holder agree as follows:

AGREEMENT

1.   Amendment.  Effective as of the date of this Amendment, the Holder’s Note is hereby amended by deleting the reference to $4,000,000 in Section 2 thereof and inserting the amount of $8,000,000 in lieu thereof.

2.   No Waiver.  Except as expressly stated herein, nothing herein shall be deemed to constitute a waiver of compliance with, or other modification of, any term or condition contained in the Notes.

3.   Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Holder and the Company and their successors and permitted assigns.

4.   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

5.   Attachment to Note.  The Holder agrees to attach a copy of this Amendment to his Note, and upon demand of the Company to deliver the original Note for replacement and exchange for a new note reflecting the amendments set forth in this Amendment and any prior amendments of such Note.

IN WITNESS WHEREOF, the parties hereto have caused this Note Amendment No. 2  to be duly executed as of the date first written above.

GLOBAL TELECOM & TECHNOLOGY, INC.

By: ______________________________
Name:           Eric A. Swank
Title:           Chief Financial Officer

______________________________________
Name:

2